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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

ULTIMATE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (303) 412-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):/ /

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On December 30, 2004, Ultimate Electronics, Inc. amended its form Indemnification Agreement to: (i) provide for contribution in the event that indemnification is not available for claims raised both during and after such parties' service to the Company, (ii) require the Company to provide D&O insurance coverage to its officers and directors, and (iii) specify that directors and officers shall be deemed, under the circumstances, to have acted in good faith and that knowledge of anyone shall not be imputed to the indemnitee for purposes of determining the right to indemnification under the Indemnification Agreement. The Company intends to execute an Amendment to Indemnification Agreement with all directors and officers.

        A copy of the form Amendment to Indemnification Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing summary of the material features of the Indemnification Agreement and the Amendment to Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement and the Amendment to Indemnification Agreement, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

        On December 30, 2004, the Company terminated its Amended and Restated Employee Stock Purchase Plan, dated October 1, 2002 (the "ESPP"). A description of the ESPP can be found in the Company's Form 10-K filed with the Securities and Exchange Commission on April 16, 2004, which is incorporated herein by reference. The ESPP provided eligible employees of the Company with an opportunity to purchase a limited number of shares of the Company's common stock at 85% of the market value at certain plan-defined dates through accumulated payroll deductions in semi-annual offerings. The ESPP provided that the Board of Directors of the Company may at any time and for any reason terminate the ESPP. The Board of Directors voted to terminate the ESPP due to uncertainty surrounding the Company's financial condition and the potential delisting of the Company's common stock by Nasdaq.

Item 8.01 Other Events.

  Loan Agreement

        On December 30, 2004, the Company provided notice to its Lenders under the Fourth Amended and Restated Loan and Security Agreement, dated as of July 27, 2004 (the "Loan Agreement"), that it had determined that it was in breach of the minimum EBITDA covenant contained in Section 7.22 of the Loan Agreement as of November 30, 2004. Such a breach constitutes an "Event of Default" under the Loan Agreement and allows the Lenders to exercise certain rights and remedies pursuant to the Loan Agreement. These rights and remedies include the ability to declare all Obligations (as defined in the Loan Agreement) immediately due and payable. As of the date of this filing, the Lenders have not provided any notice of default to the Company, or exercised any of their rights or remedies, with respect to the covenant breach by the Company. The Company is currently in negotiations with the Lenders.

        The Lenders are continuing to advance the Company funds under the Loan Agreement on a discretionary basis. The Company has acknowledged to the Lenders that continued advancement of funds by the Lenders to the Company does not constitute a waiver of the Lenders' rights and remedies under the Loan Agreement as a result of the default.

        The Company continues to actively pursue a range of strategic alternatives to meet its liquidity needs. As previously reported, the Company retained an investment banking firm to assist it in obtaining additional financing or entering into strategic alliances or business combinations. Additionally, the Company has retained a restructuring firm and insolvency counsel to assist it in negotiating with its Lender and developing a restructuring plan for the Company. The Company continues to evaluate the benefits of seeking protection under the federal bankruptcy laws in order to complete a reorganization of its debt, lease obligations and other liabilities. If additional financing cannot be obtained on a timely basis or if a preferable transaction is not identified, there can be no assurance that the Company will be able to solve its liquidity problems without seeking to reorganize under the federal bankruptcy laws.

  401(k) Plan

        An investment committee of the Company's 401(k) Plan has directed the Plan's trustee to eliminate the Company's common stock as an investment option under the Plan and to liquidate the Plan's holdings of approximately 306,000 shares of the Company's common stock.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits.

Exhibit No.	Description of Exhibit
99.1	Form of Amendment to Indemnification Agreement by and among the Company and Robert W. Beale, Randall F. Bellows, Neal A. Bobrick, David A. Carter, Gerard P. Demple, Clarence D. Hein, John Douglas Morton, William J. Pearse, William J. Pearse III, Larry D. Strutton, and David J. Workman.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC.
Date: January 3, 2005	By:	/s/ DAVID A. CARTER David A. Carter Senior Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Form of Amendment to Indemnification Agreement by and among the Company and Robert W. Beale, Randall F. Bellows, Neal A. Bobrick, David A. Carter, Gerard P. Demple, Clarence D. Hein, John Douglas Morton, William J. Pearse, William J. Pearse III, Larry D. Strutton, and David J. Workman.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 1.02 Termination of a Material Definitive Agreement.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index